UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 24, 2017

(Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37985	20-3828755
(Commission File Number)	(IRS Employer Identification No.)

AnaptysBio, Inc. 10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(f)

On February 24, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AnaptysBio, Inc. (the “Company”) approved the 2016 annual bonuses for Hamza Suria, Marco Londei and Matthew Moyle, the Company’s named executive officers. The named executive officers’ other compensation for 2016 was previously reported by the Company in the 2016 Summary Compensation Table included in the Company’s prospectus, dated January 26, 2017 (the “Prospectus”), filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-206849). As of the date of the Prospectus, the 2016 bonuses for the named executive officers had not been determined and, therefore, were not included in the 2016 Summary Compensation Table. Below is a revised 2016 Summary Compensation Table, which includes the bonuses paid to the named executive officers and revised total compensation figures for 2016:

	Fiscal Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Hamza Suria, M.B.A.	2016	$425,000	$153,000	$—	$600	(3)	$578,600
President and Chief Executive Officer	2015	$382,083	$97,431	$1,170,840	$540	(3)	$1,650,894

Matthew Moyle, Ph.D.(2)	2016	$181,250	$44,405	$614,546	$37,726	(4)	$877,927
Chief Scientific Officer

Marco Londei, M.D.	2016	$380,000	$92,340	$—	$11,944	(5)	$484,284
Chief Medical Officer	2015	$363,333	$81,094	$406,049	$42,042	(6)	$892,518

(1)	The amounts reported in this column represent the aggregate grant-date fair value of the awards granted under our 2006 Equity Incentive Plan to our named executive officers during the years ended December 31, 2015 and 2016, as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in the Stock Option Awards column are set forth in Note 8 to the consolidated financial statements in the prospectus for our initial public offering, filed with the U.S. Securities and Exchange Commission (SEC) on January 26, 2017. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the awards.
(2)	Reflects Dr. Moyle’s salary and bonus from the commencement of his employment on May 16, 2016, through December 31, 2016.
(3)	Reflects group term life insurance premiums paid by us on behalf of Mr. Suria.
(4)	Reflects reimbursements paid to, or on behalf of, Dr. Moyle during the year ended December 31, 2016, consisting of $36,221 for temporary housing and moving expenses and $1,505 for group term life insurance premiums paid by us on behalf of Dr. Moyle.
(5)	Reflects reimbursements paid to, or on behalf of Dr. Londei during the year ended December 31, 2016, consisting of $7,984 for moving expenses and $3,960 for group term life insurance premiums paid by us on behalf of Dr. Londei.
(6)	Reflects reimbursements paid to, or on behalf of, Dr. Londei during the year ended December 31, 2015, consisting of $39,462 for temporary housing and moving expenses, including tax gross-up with respect to temporary housing payments, and $2,580 for group term life insurance premiums paid by us on behalf of Dr. Londei.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date: March 2, 2017	By:	/s/ Dominic Piscitelli
	Name:	Dominic Piscitelli
	Title:	Chief Financial Officer